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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership of the following:

(1) our report dated February 5, 2001, except for footnotes 1 and 20, as to which the date is March 28, 2001, relating to the financial statements of FelCor Lodging Trust Incorporated, which appear in the Felcor Lodging Trust Incorporated Annual Report on Form 10-K for the year ended December 31, 2000;

(2) our reports dated (i) February 5, 2001, relating to the financial statement schedule of FelCor Lodging Trust Incorporated and (ii) March 7, 2001, relating to the financial statements of DJONT Operations, L.L.C., both of which appear in the FelCor Lodging Trust Incorporated Annual Report on Form 10-K for the year ended December 31, 2000;

(3) our report dated February 5, 2001, except for footnotes 1 and 20, as to which the date is March 28, 2001, relating to the financial statements of FelCor Lodging Limited Partnership, which appear in the FelCor Lodging Limited Partnership Annual Report on Form 10-K for the year ended December 31, 2000, and

(4) our report dated February 5, 2001, relating to the financial statement schedule of FelCor Lodging Limited Partnership which appear in the FelCor Lodging Limited Partnership Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Dallas, Texas
June 13, 2001